EXHIBIT 1

                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Financial Guaranty Insurance Company:

         We consent to the use of our report dated February 14, 2003, on the predecessor basis financial statements of Financial Guaranty Insurance Company for the year ended December 31, 2002, included in the Form 8-K of American Home Mortgage Securities LLC (the "Registrant"), which is incorporated by reference in the Registrant's registration statement (No. 333-121581), and to the reference to our firm under the heading "Experts" in the Prospectus Supplement of the Registrant relating to the American Home Mortgage Investment Trust 2005-1, Mortgage-Backed Notes, Series 2005-1.



/s/ KPMG LLP
------------

KPMG LLP
New York, New York
March 21, 2005